                                                                    Exhibit 11.1

                            Evolving Systems, Inc.
                   Computation of Earnings Per Common Share

                                                                                                            Nine Months Ended
                                                                                               Year Ended      September 30,
                                                                                                  1996             1997
                                                                                                  ----             ----
PRIMARY EARNINGS PER SHARE
Net income (loss)                                                                              ($1,257,341)     ($  146,467)
                                                                                              ============      ===========

Shares outstanding
Weighted average number of
common shares outstanding                                                                        1,533,004        1,552,850

Assuming exercise of stock options 2)                                                                  --               --
Assuming repurchase of treasury stock 2)                                                               --               --
                                                                                              ------------      -----------

Net incremental shares 1)                                                                              --               --
Assuming exercise of stock options considered cheap stock                                          261,487          261,487
Conversion of Preferred Shares                                                                   5,952,329        6,120,000
Pro Forma weighted average number of common shares outstanding as adjusted                       7,746,819        7,934,337
                                                                                              ============      ===========

Pro Forma primary earnings per common share:                                                         (0.16)           (0.02)
                                                                                              ============      ===========
Supplemental Pro Forma EPS (3)
------------------------------
Adjusted net income                                                                               (654,691)         346,610
                                                                                              ============      ===========
Shares issued to retire notes payable                                                            1,112,273        1,447,019
Supplemental pro forma weighted average number of common shares outstanding                      8,859,092        9,381,356

Supplemental Pro Forma Primary Earnings per Common Share                                             (0.07)            0.04
                                                                                               ===========      ===========
FULLY DILUTED EARNINGS PER SHARE
Net income (loss)                                                                               (1,257,341)        (146,467)
                                                                                              ============      ===========
Shares outstanding
Weighted average number of common shares outstanding                                             1,533,004        1,552,850

Assuming exercise of stock options 2)                                                                  --               --
Assuming repurchase of treasury stock 2)                                                               --               --
                                                                                              ------------      -----------

Net incremental shares 1)                                                                              --               --

Assuming exercise of stock options considered cheap stock                                          261,487          261,487
Conversion of Preferred Shares                                                                   5,952,329        6,120,000
Pro Forma weighted average number of common shares outstanding as adjusted                       7,746,819        7,934,337
                                                                                              ============      ===========

Pro Forma fully diluted earnings per common share:                                                   (0.16)           (0.02)
                                                                                              ============      ===========

Supplemental pro forma EPS (3)
--------------------------------
Adjusted net income (loss)                                                                        (654,691)         346,610

Shares issued to retire notes payable                                                            1,112,273        1,447,019
Supplemental pro forma weighted average number of common shares outstanding                      8,859,092        9,381,356

Supplemental Pro Forma Fully Diluted Earnings per Common Share                                       (0.07)            0.04
                                                                                               ===========      ===========

1) Application of the treasury stock method results in a repurchase of less than 20% of weighted shares outstanding for all periods presented; therefore, no adjustment to net income or shares outstanding are required pursuant to the modified treasury stock method as prescribed by APB 15 paragraph 28 and footnote 13.

2) Common stock equivalents have been excluded from the APB 15 calculation as they are anti-dilutive.

3) Supplemental pro forma earnings per share based on shares outstanding prior to sale plus shares required to be sold to retire the debt, calculated using the net proceeds received per common share, and adjusting net income to eliminate the interest expense net of related tax effect.